EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa

The One One Zero Nine Holdco Limited

The Sixty Two Investment Company Limited

Fairfax Financial Holdings Limited

FFHL Group Ltd.

RiverStone Holdings Limited

RiverStone Insurance Limited

Fairfax (US) Inc.

Zenith National Insurance Corp.

Zenith Insurance Company (U.S. entity)

TIG Insurance Company

Odyssey US Holdings Inc.

Odyssey Re Holdings Corp.

Odyssey Reinsurance Company

Clearwater Select Insurance Company

Newline Holdings UK Limited

Newline Corporate Name Limited

Crum & Forster Holdings Corp.

United States Fire Insurance Company

Advent Capital (Holdings) Ltd.

Advent Capital (No. 3) Limited

Northbridge Financial Corporation

Northbridge General Insurance Corporation

Northbridge Personal Insurance Corporation

Zenith Insurance Company (Canadian entity)

Federated Insurance Company of Canada

Brit Limited

Brit Insurance Holdings Limited

Brit Syndicates Limited

Brit Reinsurance (Bermuda) Limited

Fairfax (Barbados) International Corp.

TIG Insurance (Barbados) Limited

Wentworth Insurance Company Ltd.